UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2003

BOLT TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	0-10723	06-0773922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Duke Place, Norwalk, Connecticut	06854
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (203) 853-0700

Not applicable

(Former name or former address, if changed since last report)

ITEM 4.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On March 19, 2003, upon the recommendation of its Audit Committee, the Board of Directors of the Registrant appointed McGladrey & Pullen, LLP (“McGladrey”) to serve as the Registrant’s independent auditor for the year ending June 30, 2003, replacing Deloitte & Touche LLP (“Deloitte”). This change is effective immediately.

The audit reports of Deloitte on the consolidated financial statements of the Registrant and subsidiaries as of and for the years ended June 30, 2001 and June 30, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Registrant’s two most recent fiscal years ended June 30, 2002, and from July 1, 2002 through the date of this Form 8-K, there were no disagreements between the Registrant and Deloitte on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant provided Deloitte with a copy of the above disclosures. A letter dated March 24, 2003, from Deloitte stating its agreement with such statements is listed under Item 7 as Exhibit 16.1.

During the Registrant’s two most recent fiscal years ended June 30, 2002, and from July 1, 2002 through the date of this Form 8-K, the Registrant did not consult McGladrey with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description
16.1	Letter regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLT TECHNOLOGY CORPORATION

By:	/s/ Raymond M. Soto
Raymond M. Soto Chairman and President

Dated: March 26, 2003

Exhibit Index

Exhibit No.	Description
16.1	Letter regarding change in certifying accountant.